1/4/97

John S. McAvoy
President
Aqua Clara Bottling & Distribution Co.
17755 US Hwy. 19N
Clearwater, FL 34624

Subj:               Invoice for Services

Dear John:

This letter  represents  my invoice for  services  provided to Aqua Clara in the
areas  of:   Information   Management;   Communications   Planning  and  Systems
Evaluation; and Project Management.

Period of Service                                                      Amount
June, 1996 through December, 1996                                     $50,000.00

I believe both the products delivered and the charges are as agreed upon. As discussed with you on several occasions, I am very interested in receiving some or all of the above fees in Aqua Clara common stock at the same price and terms as other services rendered shareholders. Please feel free to call me to discuss whether this option is available. I look forward to a continuing professional relationship with you and Aqua Clara.

Sincerely,



John C. Plunkett


                                                  Exhibit to P. 11

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                                                   RAND L. GRAY
                                                202 Sandwater Lane
                                                 Oldsmar, FL 34677
                                                  (813) 854-3655



                                                  January 3, 1997




FOR SERVICES RELATED TO AQUA-CLARA BOTTLING & DISTRIBUTION FROM SEPTEMBER 1996 THUR DECEMBER 1996.

                  $25,000.00         OR                250,000 SHARES OF STOCK

         JOHN THANK YOU FOR YOU BUSINESS IF I CAN BE OF FURTHER SERVICE PLEASE CONTACT ME.



                                                             RAND L. GRAY


                                                  Exhibit to P. 11

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                                        MINUTES - AQUA CLARA BOARD MEETING

         The directors met this 27th day of December, 1996. In attendance wer John McAvoy and John C. Plunkett.  The Directors each waived notice of this meeting of th
 Board of
Directors.

         The Board discussed compensation owed to John C. Plunkett and Rand L. Gray for their consulting services. Mr. Gray and Mr. Plunkett had been assisting the Company as consultants for a number of months. The Company had previously solicited their assistance as consultants and agreed to pay them in Aqua Clara common stock. The exact amount of the common stock to be awarded had not been agreed upon. Rather, it was agreed that both would be compensated with common stock in amounts equal to their contributions. In light of the contributions made by both of these men, and their financial sacrifices in the form of lost income from other sources, the amounts of shares to be awarded were discussed. After some discussion, the Directors then adopted the following Resolution:

         RESOLVED, that John C. Plunkett would be issued 500,000 shares of Aqua Clara common stock and Rand L. Gray would be issued 250,000 shares of Aqua Clara common stock is satisfaction for their services rendered on behalf of the Company as consultants.

         Pursuant to the above resolution, the Board directed John S. McAvoy to notify Mr. Gray and Mr. Plunkett of the awards and requested they submit invoices for their services rendered to the consultants.

         There being no further business before the Board, and upon a motion duly made, the meeting was adjourned.


Dated: December 27, 1996                                      John S. McAvoy
                                              President, Aqua Clara Bottling &
                                                           Distribution, Inc.


                                                  Exhibit to P. 11

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                                        MINUTES - AQUA CLARA BOARD MEETING

         The directors met this 3rd day of April, 1997. In attendance were John McAvoy and Jack Plunkett. The Directors each waived notice of this meeting of the Board of Directors.

         Discussion was held with regard to the retention of Rand L. Gray, a local CPA with extensive corporate business background, as an employee. It was noted that Mr. Gray had been serving the Company as a consultant. It was discussed that if Mr. Gray did want to accept employment, that the consulting relationship continue.

         Discussion was held with regard to the amount of shares to be awarded Mr. Gray for his consulting services pursuant to the December, 1996 consultancy arrangement.

        Upon motion duly made, seconded, and unanimously approved, it was, then,

         RESOLVED: Two hundred fifty thousand (250,000) shares of Aqua Clara common stock will be awarded to Rand L. Gray in exchange for his having provided consulting services. It was agreed that said shares would be issued to Mr. Gray at the Company's earliest opportunity in conformance with Mr. Gray's directions.

Discussions were then held with regard to shares owed to Director Plunkett pursuant to his pre-employment consultancy services beginning in August, 1996 and running through the present. It was noted that the authorization of said shares were made by the Board in December, 1996. The amount of the shares promised to Mr. Plunkett said services were five hundred thousand (500,000) shares of Aqua Clara common stock.

        Upon motion duly made, seconded, and unanimously approved, it was, then,

         RESOLVED:     Five hundred thousand shares of Aqua Clara common stock
be awarded to
Mr. John C. Plunkett in exchange for having providing valuable consultancy services to the
Company. It was agreed that said shares would be issued in Mr. Plunkett's name or others according to his direction.

         There being no further business before the Board, and upon a motion duly made, seconded and carried, the meeting was adjourned.

Dated: April 3, 1997


                                            JOHN S. McAVOY, President


                                                  Exhibit to P. 11

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                                                  Exhibit to P. 11

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